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                                                                    EXHIBIT 99.1

                      FORM OF NOTICE OF GUARANTEED DELIVERY

                                       FOR

                               RIGHTS CERTIFICATES

                                    ISSUED BY

                        LIBERTY MEDIA INTERNATIONAL, INC.


            This form, or one substantially equivalent hereto (the "Notice of Guaranteed Delivery"), must be used to exercise the transferable subscription rights (the "Rights") pursuant to the rights offering (the "Rights Offering") described in the prospectus dated July 19, 2004 (the "Prospectus") of Liberty Media International, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the rights certificates evidencing its Rights (the "Rights Certificate(s)") to the subscription agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on August 23, 2004, unless extended (the "Expiration Time"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See the discussion set forth under "The Rights Offering" in the Prospectus.


            Payment of the subscription price (the "Subscription Price") of $25.00 per share for each share of Series A common stock, par value $0.01 per share (the "Series A Common Stock"), of the Company subscribed for and/or of $27.50 per share for each share of Series B common stock, par value $0.01 per share (the "Series B Common Stock"), of the Company subscribed for, in each case upon exercise of the applicable series of Rights, must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under "The Rights Offering - Delivery of Subscription Materials and Payment - Guaranteed Delivery Procedures" in the Prospectus.


                                       The
                             Subscription Agent is:
                          EQUISERVE TRUST COMPANY, N.A.

    By Overnight Delivery:                     Registered Mail:                        By Hand:
   EquiServe Trust Co. N.A.                EquiServe Trust Co. N.A.        Securities Transfer and Reporting
     161 Bay State Drive                        PO Box 859208                       Services, Inc.
Braintree, Massachusetts 02184       Braintree, Massachusetts 02185-9208             c/o EquiServe
                                                                              100 Williams St. 3rd Floor
                                                                               New York, New York 10038

                                  By Facsimile
                          (Eligible Institutions Only)
                                 (781) 380-3388

                      To confirm receipt of facsimile only:
                             (781) 843-1833 ext. 200

            The address and telephone numbers of the information agent (the "Information Agent") for inquiries, information or requests for additional documentation are as follows:

                              D.F. KING & CO., INC.
                                 48 Wall Street
                            New York, New York 10005
                 Banks and Brokers call collect: (212) 269-5550
                    All others call toll free: (800) 488-8035


            DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Ladies and Gentlemen:

      The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing ___________________ Rights ("Series A Rights") to purchase Series A Common Stock and/or ____________ Rights ("Series B Rights") to purchase Series B Common Stock and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i)(a) the basic subscription privilege (the "Basic Subscription Privilege") to subscribe for one share of Series A Common Stock per whole Series A Right with respect to _______________ of the Series A Rights represented by such Rights Certificate(s), and (b) if the Basic Subscription Privilege applicable to the Series A Rights represented by any single Rights Certificate is exercised in full, the oversubscription privilege (the "Oversubscription Privilege") applicable to such Series A Rights to the extent that shares of Series A Common Stock ("Excess Series A Shares") are not subscribed for pursuant to exercises under the Basic Subscription Privilege applicable to all Series A Rights, for an aggregate of up to _______________ Excess Series A Shares (which is subject to proration as described in the Prospectus), and/or (ii)(x) the Basic Subscription Privilege to subscribe for one share of Series B Common Stock per whole Series B Right with respect to ____________ of the Series B Rights represented by such Rights Certificate(s), and (y) if the Basic Subscription Privilege applicable to the Series B Rights represented by any single Rights Certificate is exercised in full, the Oversubscription Privilege applicable to such Series B Rights to the extent that shares of Series B Common Stock ("Excess Series B Shares") are not subscribed for pursuant to exercises under the Basic Subscription Privilege applicable to all Series B Rights, for an aggregate of up to ______________ Excess Series B Shares (which is subject to proration as described in the Prospectus). The undersigned understands that payment of the Subscription Price of $25.00 per share for each share of Series A Common Stock subscribed for, and $27.50 per share for each share of Series B Common Stock subscribed for, in each case pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $_________________, either (check appropriate box):

      [_]   is being delivered to the Subscription Agent herewith; or

      [_]   has been delivered separately to the Subscription Agent;

      and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

      [_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

      [_]   certified check

      [_]   bank draft (cashier's check)

      [_]   money order

            name of maker_______________________________________________________

            date of check, draft or money order number__________________________

            bank on which check is drawn or issuer of money order_______________

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

________________________________________________________________________________
                            PLEASE SIGN AND COMPLETE
Signature(s) ________________________    Address(es): __________________________

Name(s) _____________________________    _______________________________________

____________________________________     (zip code) ____________________________

Area Code and Telephone No.: ________   ________________________________________
                                        Rights Certificate No(s). (If available)
                             (Please Type or Print)
________________________________________________________________________________


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                              GUARANTEE OF DELIVERY

           (NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

            The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days from the date of receipt by the Subscription Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

________________________________________________________________________________

Name of Firm:_________________________   _______________________________________
                                                 (Authorized Signature)
Address: _____________________________   Title:_________________________________

______________________________________   Name: _________________________________
                          Zip Code
                                         _______________________________________
                                                 (Please type or print)
Area Code and Tel.  No.:______________   Date: _________________________________
________________________________________________________________________________

            The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

               DO NOT SEND RIGHTS CERTIFICATES WITH THIS FORM.


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